Exhibit 99.01

INTELISECURE, INC.

2021 EQUITY INCENTIVE PLAN

The InteliSecure,Inc. 2021 Equity Incentive Plan became effective upon its adoption by the Company’s Board of Directors.

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.6 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 1,000,000 Shares.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 20.2 hereof.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Reserved.

2.5 Reserved.

2.6 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, and Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, and Directors render bona fide Services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares subject to an Award or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) grant waivers of Plan or Award conditions;

(h) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(i) determine whether an Award has been earned;

(j) determine the terms and conditions of any, and to institute any, Exchange Program;

(k) reduce or waive any criteria with respect to Performance Factors;

(l) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and

(m) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. The Committee may grant Options to eligible Employees, Consultants, Directors of the Company or any Parent or Subsidiary of the Company and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Service. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant’s Service terminates for any reason except for the existence of Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(b) If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(d) Unless determined otherwise by the Committee or as may otherwise be set forth in a Participant’s Award Agreement, if the Participant’s Service terminates for Cause, then Participant’s Options (whether vested or unvested) shall expire on the date Participant’s Service terminates for Cause, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning as set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 17 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, Director of the Company or any Parent or Subsidiary of the Company that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent or Subsidiary of the Company of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for Services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. ADOPTION AND STOCKHOLDER APPROVAL; WITHHOLDING TAXES.

12.1 Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; and (b) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company.

12.2 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international tax and other withholding requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international tax and other withholding requirements.

12.3 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

13. TRANSFERABILITY.

13.1 Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

13.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 13.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent or Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

14. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

14.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 14.2.

14.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

15. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

16. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

17. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARS (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARS, the consent of the affected Participants is not required provided written notice is provided to them), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

20. CORPORATE TRANSACTIONS.

20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. For purposes of this Section 20.1, and without limitation to other possible structures, an Award will be deemed assumed if it is converted pursuant to an exchange ratio that includes only amounts payable on Shares as of the closing of a Corporate Transaction and without credit or value assigned to contingent or deferred payments. The Board shall have full power and authority to structure one or more outstanding Awards under the Plan so that those Awards shall vest and become exercisable on an accelerated basis for all or a portion of the shares of Common Stock at the time subject to those Awards, should the Participant’s Service subsequently terminate by reason of an Involuntary Termination in connection with, or within a designated period of the effective date of, a Corporate Transaction. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, each Award that has not already terminated in accordance with the Plan or the applicable Award Agreement shall have the vesting thereunder automatically accelerate immediately prior to the effective date of the Corporate Transaction as to the portion of the shares that would have vested under such Award as if an Involuntary Termination had occurred on the day following the effective date of the Corporate Transaction, and each of those particular Awards will also become exercisable for all of the shares of Common Stock subject to the accelerated portion of such Award and may be exercised for any or all of those accelerated shares as fully vested shares of Common Stock prior to the consummation of the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

20.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the Effective Date. The Plan shall be governed by, and construed in accordance with, the laws of Delaware, provided that if the Plan is assumed by a Successor Company which is incorporated in a different jurisdiction, for corporate and security law purposes, the Plan shall be governed by the laws of such jurisdiction (except its choice-of-law provisions).

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

26. COMPLIANCE WITH SECTION 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall include provisions intended to cause such Award to be compliant with, or exempt from, Section 409A of the Code. To the extent applicable, this Plan and Award Agreements shall be interpreted accordingly. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before the day following the date that is six (6) months after the date of such Participant’s “separation from service” (as such term is defined in Section 409A of the Code and Treasury Reg. Section 1.409A-1(h) without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise provided in a Participant’s employment agreement or award Agreement, the Participant’s termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, (b) the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (c) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (d) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s Service as an Employee, officer, Director or Consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, officer, Director or Consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (e) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, (f) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company; or (g) Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his/her cooperation.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

“Common Stock” means the common stock of the Company.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means InteliSecure, Inc. or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render Services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company). Notwithstanding the foregoing, in the event that an Award is “deferred compensation” subject to compliance with Code Section 409A, a “Corporate Transaction” will only be deemed to occur if the consummation of the Corporate Transaction meets the requirements of Treasury Reg. Section 1.409A-3(a)(5).

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date the Plan was adopted by the Company’s Board of Directors.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither Service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Involuntary Termination” means the termination of the Service of any Participant which occurs by reason of: (a) such Participant’s involuntary dismissal or discharge by the Company for reasons other than Cause, or (b) such Participant’s voluntary resignation following (i) a change in Participant’s position with the Company which materially reduces the Participant’s duties and responsibilities or the level of management to which Participant reports, (ii) a reduction in Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (ii) a relocation of such Participant’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the Participant’s consent.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or “Performance Shares” granted pursuant to Section 10.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures (whether or not in comparison to other peer companies), either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue and/or net revenue growth;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income and/or operating income growth;

(g) Operating cash flow return on income;

(h) Adjusted operating cash flow return on income;

(i) Operating margin;

(j) Operating profit;

(k) Controllable operating profit, or net operating profit;

(l) Net Profit;

(m) Gross margin;

(n) Operating expenses or operating expenses as a percentage of revenue;

(o) Net income and/or net income growth;

(p) Earnings per share and/or earnings per share growth;

(q) Total stockholder return and/or total stockholder return growth;

(r) Market share;

(s) Return on assets or net assets;

(t) The Company’s stock price;

(u) Growth in stockholder value relative to a pre-determined index;

(v) Return on equity;

(w) Return on invested capital;

(x) Cash Flow (including free cash flow or operating cash flows)

(y) Cash conversion cycle;

(z) Economic value added;

(aa) Individual confidential business objectives;

(bb) Contract awards or backlog;

(cc) Overhead or other expense reduction;

(dd) Credit rating;

(ee) Strategic plan development and implementation;

(ff) Succession plan development and implementation;

(gg) Improvement in workforce diversity;

(hh) Customer indicators;

(ii) New product invention or innovation;

(jj) Attainment of research and development milestones;

(kk) Improvements in productivity;

(ll) Bookings;

(mm) Attainment of objective operating goals and employee metrics;

(nn) Debt or debt-to-equity;

(oo) Liquidity;

(pp) Intellectual property (e.g., patents)/product development;

(qq) Profit margin;

(rr) Control of expenses;

(ss) Cost of goods sold; and

(tt) Any other factor the Committee so designates.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of Service determined by the Committee, not to exceed five (5) years, during which years of Service or performance is to be measured for the Award.

“Plan” means this InteliSecure, Inc. 2021 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Service” shall mean Service as an Employee, Consultant, or Director, to the Company or a Parent or Subsidiary of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

“Shares” means shares of the Company’s Common Stock and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).